Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(908) 927-1198
Allison Ryan
allison.ryan@bauschhealth.com	Kristy Marks
(877) 354-3705 (toll free)	kristy.marks@bausch.com
(908) 927-0735	(908) 927-0683

Bausch + Lomb Corporation Files Financial Statements for the First Quarter of 2022

VAUGHAN, Ontario, May 16, 2022 – Bausch + Lomb Corporation (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “Company”), a leading global eye health company dedicated to helping people see better to live better, has today filed its financial statements for the quarter ended March 31, 2022, in accordance with applicable Canadian securities laws. The Company intends to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 on or before June 20, 2022 (being the first business day that is 45 days from the date of effectiveness of Bausch + Lomb’s Registration Statement on Form S-1, as amended, filed in connection with the Company’s recent initial public offering) in compliance with the U.S. Securities and Exchange Commission rules.

As reported in the Company’s quarterly financial statements, total reported revenues were $889 million for the first quarter of 2022, as compared to $881 million in the first quarter of 2021, an increase of $8 million. Foreign exchange had an unfavorable impact on revenues by $29 million in the first quarter of 2022. Revenue increased organically1 by approximately 5% compared to the first quarter of 2021.

Net income attributable to Bausch + Lomb Corporation for the first quarter of 2022 was $20 million, as compared to $27 million for the first quarter of 2021, a decrease of $7 million. Adjusted EBITDA (non-GAAP)1 was $170 million for the first quarter of 2022, as compared to $198 million for the first quarter of 2021, a decrease of $28 million, primarily due to the impact of dis-synergies not experienced in 2021 and a higher R&D spend in the first quarter of 2022 over the same period in 2021.

Cash flow from operations for the first quarter of 2022 was $3 million, as compared to $188 million for the first quarter of 2021, a decrease of $185 million. Cash flow from operations was negatively impacted in the first quarter of 2022 by (i) the timing of the settlement of certain intercompany balances between Bausch + Lomb and Bausch Health Companies Inc. (“BHC”) that were collected by BHC in the first quarter of 2022 on behalf of Bausch + Lomb, (ii) the timing of payment of certain payables and accrued liabilities relative to the first quarter of 2021 and (iii) certain separation-related costs. The Company does not anticipate that these factors will have such a significant impact on cash flow from operations in future quarters.

About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic

 1 This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with more than 12,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements

This news release may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions and include statements regarding the filing of the Company’s Quarterly Report on Form 10-Q and expectations on factors which may or may not impact cash flow from operations in future quarters. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on Bausch + Lomb, including but not limited to its project development timelines, launches and costs (which may increase). Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios, including: (i) EBITDA, (ii) Adjusted EBITDA, (iii) organic growth/change and (iv) organic revenue. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures

EBITDA and Adjusted EBITDA

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb (its most directly comparable U.S. GAAP financial measure) adjusted for interest income, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the following items:

•	Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•	Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.

•	Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•	Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and audit committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Other Non-GAAP adjustments: The Company has also excluded certain other amounts, including IT infrastructure investment, legal and other professional fees (in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices), litigation and other matters, net gain on sale of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Organic Growth/Change and Organic Revenue

Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is a change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Similarly, organic revenue, a non-GAAP measure, is GAAP revenue (its most directly comparable GAAP financial measure) adjusted for these same items. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change and organic revenue to assess the performance of its reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change and organic revenue reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:

•	Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

•	Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and organic growth/change exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and organic growth/change exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

© 2022 Bausch & Lomb Incorporated or its affiliates.

FINANCIAL TABLES FOLLOW

Non-GAAP Information

Adjusted EBITDA (non-GAAP)

The unaudited reconciliation of U.S. GAAP Net income attributable to Bausch + Lomb to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) is presented below:

	Three Months Ended March 31,
(in millions)	2022	2021
Net income attributable to Bausch + Lomb	$20	$27
Interest expense	20	—
Provision for income taxes	6	47
Depreciation and amortization of intangible assets	95	106
EBITDA	141	180
Adjustments:
Share-based compensation	16	14
Restructuring and integration costs	2	1
Separation and Separation-related costs	4	—
Asset impairments	—	1
Other non-GAAP adjustments:
IT infrastructure investment	1	2
Other	6	—
Adjusted EBITDA	$170	$198

Organic Revenues (non-GAAP)

The following table presents a reconciliation of GAAP revenues to organic revenues (non-GAAP) and the period-over-period changes in organic revenue (Non-GAAP) for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
							Change in Revenue as Reported		Change in Organic Revenue
(in millions)	Revenue As Reported	Changes in Exchange Rates	Organic Revenue (Non-GAAP)	Revenue As Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP)	Amount	Pct.	Amount	Pct.
Total	$889	$29	$918	$881	$(3)	$878	$8	1%	$40	5%